UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported):  June 24, 1998



                         LASALLE HOTEL PROPERTIES
          (Exact name of registrant as specified in its charter)



      Maryland                    1-14045            36-4219376
  (State or other             (Commission File       (IRS Employer
  jurisdiction of                  Number)           Identification No.)
  incorporation or
   organization)




1401 Eye Street, NW, Suite 900, Washington, D.C.           20005
(Address of principal executive office)                 (Zip Code)

Registrant's telephone number, including area code 202/222-2600



              220 East 42nd Street, New York, New York  10017
       (Former name or former address, if changed since last report)


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This Form 8-K is being filed to report the acquisition of the Harborside
Hyatt Conference Center & Hotel in Boston.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      On June 24, 1998, LaSalle Hotel Properties (the "Company") acquired an interest in the Harborside Hyatt Conference Center & Hotel in Boston (the "Property") through an indirect subsidiary, LHO Harborside Hotel, L.L.C. (the "Purchaser"). The Purchaser is a limited liability company organized under the laws of the state of Delaware, of which LaSalle Hotel Operating Partnership, L.P. (the "Operating Partnership") is the sole member.

      The Property was acquired from Bird Island Limited Partnership for an aggregate purchase price of $73.5 million (the "Purchase Price"), including obligations under $40 million of existing tax exempt industrial revenue bonds subject to which the property was acquired, pursuant to a Purchase and Sale Agreement. The tax exempt industrial revenue bonds have an interest rate of 10 percent, mature in 2026 and may be prepaid as early as 2001. The Property is subject to a long term ground lease from Massport, Logan International Airport's owner and operating authority. As part of the purchase, the Purchaser acquired, for no additional consideration, an existing approximately $1.5 million capital expenditure reserve that can be used for future capital needs as required and a $4 million deposit held by State Street Bank as trustee and securing quarterly bond payments.

      Hyatt Hotels Corporation will continue to operate the Property as the Harborside Hyatt Conference Center & Hotel under an existing management agreement. In order to accommodate the management agreement, the hotel will be leased, under a participating lease, by LaSalle Hotel Lessee, Inc., the common stock of which is owned by the Company (9%), LPI Charities (45.5%) and a wholly owned subsidiary of LaSalle Partners Incorporated (45.5%).

      On April 30, 1998, the Board of Trustees of the Company, including all of the Independent Trustees (i.e., the Trustees of the Company who are neither officers of the Company nor affiliated with the Company), authorized the Company to purchase an interest in the Property.

      The Property, a full-service luxury conference center and airport hotel, opened in 1993. Located adjacent to Boston's Logan International Airport along the waterfront, the Property features 19,000 square feet of meeting space, the Harborside Grill restaurant, the Midships Lounge, a tented pavilion, an indoor swimming pool, a health club, and dramatic views of Boston from guest rooms and public spaces. The Property is directly across the harbor from Boston's central business district and next to the Ted Williams tunnel, providing convenient access to downtown Boston, the World Trade Center, the future convention center, and the Massport Water Shuttle, a ferry service to Rowe's Wharf.

      The cash portion of the Purchase Price was funded with proceeds from a borrowing under the Operating Partnership's $200 million senior unsecured revolving credit facility from Societe Generale, Southwest Agency, The Bank of Montreal, Chicago Branch, and the other banks party thereto.

      The Company based its determination of the Purchase Price on the expected cash flow, physical condition, location, competitive advantages and potential for improved revenues. The Company did not obtain an independent appraisal on the Property. The Property was operated prior to the acquisition as an airport hotel and conference center, and the Company expects to continue to operate it as an airport hotel and conference center.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) and (b) Financial Statements of Property Acquired and Pro Forma Financial Information

      The financial statements and pro forma financial information required by Item 7(a) and 7(b) are currently being prepared and it is therefor impracticable to provide this information on the date hereof. The Company will file the required financial statements and information under cover of Form 8-K/A as soon as practicable but in no event later than 60 days after the date on which the Form 8-K was required to be filed.


(c)   Exhibits

      A list of exhibits is set forth in the Exhibit Index which immediately precedes the exhibits and which is incorporated by reference herein.


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                                SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    LASALLE HOTEL PROPERTIES


Date:  July 9, 1998                 By:  /S/ JON E. BORTZ
                                    Jon E. Bortz
                                    President and Chief Executive Officer


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                               EXHIBIT INDEX




Exhibit
Number            Description


Exhibit 2.1 Purchase and Sale Agreement, dated as of June 16, 1998, by and between Bird Island Limited Partnership and LaSalle Hotel Operating Partnership, L.P.